Exhibit 99.1
Samsara Reports Fourth Quarter and Full Fiscal Year 2025 Financial Results
•Q4 revenue of $346.3 million, representing 25% year-over-year growth or 36% year-over-year adjusted growth
•Ending ARR of $1.458 billion, representing 32% year-over-year growth or 33% year-over-year adjusted growth
•2,506 customers with ARR over $100,000, representing 36% year-over-year growth
SAN FRANCISCO, March 6, 2025 — Samsara Inc. (NYSE: IOT), the pioneer of the Connected Operations® Platform, reported financial results for the fourth quarter and fiscal year ended February 1, 2025, and released a shareholder letter accessible from the Samsara investor relations website at investors.samsara.com.
“Fiscal year 2025 was another year of durable and efficient growth. We ended the year with close to $1.5 billion of ARR, achieving 33% year-over-year adjusted growth,” said Sanjit Biswas, CEO and co-founder of Samsara. “We’re operating at a rare combination of growth, scale, and profitability, and we see a large market opportunity ahead of us. We’re partnering with some of the world’s largest and most complex operations organizations to transform how the world operates.”
Fourth Quarter Fiscal Year 2025 Financial Highlights
(In millions, except percentage, percentage points, and per share data)

	Q4 FY2025	Q4 FY2024	Y/Y Change
Annual Recurring Revenue (ARR)	$1,457.9	$1,102.0	32%
Adjusted ARR (1)	$1,461.5	$1,102.0	33%
Total revenue	$346.3	$276.3	25%
Adjusted total revenue (1) (2)	$349.6	$256.5	36%
GAAP gross profit	$266.0	$207.3	$58.7
GAAP gross margin	77%	75%	2	pts
Non-GAAP gross profit	$269.8	$210.7	$59.1
Non-GAAP gross margin	78%	76%	2	pts
GAAP operating loss	$(18.4)	$(123.0)	$104.6
GAAP operating margin	(5%)	(45%)	39	pts
Non-GAAP operating income	$55.9	$13.5	$42.4
Non-GAAP operating margin	16%	5%	11	pts
GAAP net loss per share, basic and diluted	$(0.02)	$(0.21)	$0.19
Non-GAAP net income per share, basic and diluted	$0.11	$0.04	$0.07
Net cash provided by (used in) operating activities	$53.9	$(41.9)	$95.8
Net cash provided by (used in) operating activities margin	16%	(15%)	31	pts
Adjusted free cash flow	$48.5	$16.0	$32.5
Adjusted free cash flow margin	14%	6%	8	pts
__________
Note: Numbers are rounded for presentation purposes.

Fiscal Year 2025 Financial Highlights
(In millions, except percentage, percentage points, and per share data)

	FY 2025	FY 2024	Y/Y Change
ARR	$1,457.9	$1,102.0	32%
Adjusted ARR (1)	$1,461.5	$1,102.0	33%
Total revenue	$1,249.2	$937.4	33%
Adjusted total revenue (1) (2)	$1,253.5	$917.7	37%
GAAP gross profit	$950.9	$690.4	$260.5
GAAP gross margin	76%	74%	2	pts
Non-GAAP gross profit	$966.2	$703.1	$263.1
Non-GAAP gross margin	77%	75%	2	pts
GAAP operating loss	$(190.0)	$(323.3)	$133.4
GAAP operating margin	(15%)	(34%)	19	pts
Non-GAAP operating income	$113.6	$1.3	$112.3
Non-GAAP operating margin	9%	0%	9	pts
GAAP net loss per share, basic and diluted	$(0.28)	$(0.54)	$0.26
Non-GAAP net income per share, basic	$0.27	$0.07	$0.20
Non-GAAP net income per share, diluted	$0.26	$0.07	$0.19
Net cash provided by (used in) operating activities	$131.7	$(11.8)	$143.5
Net cash provided by (used in) operating activities margin	11%	(1%)	12	pts
Adjusted free cash flow	$111.5	$27.1	$84.4
Adjusted free cash flow margin	9%	3%	6	pts
__________
Note: Numbers are rounded for presentation purposes.
(1)ARR and revenue are adjusted for constant currency. Constant currency impact is calculated by converting current period results for contracts denominated in currencies other than U.S. dollars into U.S. dollars using the average exchange rates in effect during the comparative period, rather than the actual exchange rates in effect during the current period.
(2)Q4 FY24 was a 14-week fiscal quarter instead of a typical 13-week fiscal quarter. To enable comparability across periods, adjusted revenue and related growth are calculated by multiplying Q4 FY24 revenue by 13/14 to remove the impact of an additional week of revenue recognition in Q4 FY24.
We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). See the section titled “Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures and the tables in the section titled “Reconciliation Between GAAP and Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP financial measures.

Financial Outlook
Our guidance includes GAAP and non-GAAP financial measures. For the first quarter and fiscal year 2026, Samsara expects the following:

	Q1 FY2026 Outlook	FY 2026 Outlook
Total revenue	$350 million – $352 million	$1.523 billion – $1.533 billion
Year/Year revenue growth	25%	22% – 23%
Year/Year revenue growth (Constant Currency) (1)	26% – 27%	23% – 24%
Non-GAAP operating margin (2)	7%	11%
Non-GAAP net income per share, diluted (2)	$0.05 – $0.06	$0.32 – $0.34
__________
(1)Currency impact on total revenue growth is derived by applying the average exchange rates in effect during the comparison period, rather than the exchange rates for the guidance period. Constant currency impact to revenue guidance is expected to be approximately $5M for Q1 FY26 and approximately $11M for FY26.
(2)Other than with respect to revenue growth (Constant Currency), a reconciliation of non-GAAP guidance financial measures to corresponding GAAP guidance financial measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty and potential variability of expenses, such as stock-based compensation expense-related charges, that may be incurred in the future and cannot be reasonably determined or predicted at this time. It is important to note that these factors could be material to our results of operations computed in accordance with GAAP.
About Samsara
Samsara is the pioneer of the Connected Operations® Platform, which is an open platform that connects the people, devices, and systems of some of the world’s most complex operations, allowing them to develop actionable insights and improve their operations. With tens of thousands of customers across North America and Europe, Samsara is a proud technology partner to the people who keep our global economy running, including the world’s leading organizations across industries in transportation, construction, wholesale and retail trade, field services, logistics, manufacturing, utilities and energy, government, healthcare and education, food and beverage, and others. The company’s mission is to increase the safety, efficiency, and sustainability of the operations that power the global economy.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, the calculation of certain of our key financial and operating metrics, our market opportunity, industry developments and trends, customer demand for our solution, macroeconomic conditions and any expected benefits of our products, including cost savings and return on investment, our technological capability, including AI, and our competitive position, as well as assumptions relating to the foregoing.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and could cause actual results and events to differ. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable expressions that concern our expectations, strategies, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made, including information furnished to us by third parties that we have not independently verified, and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

These risks and uncertainties include our ability to retain customers and expand the Applications used by our customers, our ability to attract new customers, our future financial performance, including trends in revenue and annual recurring revenue, net retention rate, costs of revenue, gross profit or gross margin, operating expenses, customer counts, non-GAAP financial measures (such as adjusted revenue and related growth, year-over-year revenue growth (constant currency), non-GAAP gross margin, non-GAAP operating margin, free cash flow margin, and adjusted free cash flow margin), our ability to achieve or maintain profitability, the demand for our products or for solutions for connected operations in general, the impact of the Russia-Ukraine conflict, geopolitical tensions involving China, the conflict in the Middle East, the emergence of public health crises, the results of the recent presidential and congressional elections in the United States, and macroeconomic conditions globally on our and our customers’, partners’, and suppliers’ operations and future financial performance, possible harm caused by silicon component shortages and other supply chain constraints, the length of our sales cycles, possible harm caused by a security breach or other incident affecting our or our customers’ assets or data, our ability to compete successfully in competitive markets, our ability to respond to rapid technological changes, and our ability to continue to innovate and develop new Applications. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings and reports that we may file from time to time with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Use of Non-GAAP Financial Measures
This document includes certain non-GAAP financial measures. Reconciliations of non-GAAP financial measures to our financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow and adjusted free cash flow do not reflect our future contractual commitments or the total increase or decrease of our cash balance for a given period. These and other limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business.
We present these non-GAAP financial measures to assist investors in seeing Samsara’s operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to evaluate our business.
Expenses Excluded from Non-GAAP Performance Financial Measures—Stock-based compensation expense-related charges include the amortization of deferred stock-based compensation expense for capitalized software and employer taxes on employee equity transactions. Stock-based compensation expense-related charges are excluded because they are primarily a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer taxes on employee equity transactions, which are a cash expense, are excluded because such taxes are directly tied to the timing and size of employee equity transactions and the future fair market value of our common stock, which may vary from period to period independent of the operating performance of our business.
Lease modification, impairment, and related charges, and legal settlements are excluded because management believes that such charges are not reflective of our ongoing operational performance.
Operating Metrics and Non-GAAP Financial Measures
Annual Recurring Revenue (ARR)—We define ARR as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date.
Constant Currency (CC)—Constant currency is a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results for contracts denominated in currencies other than U.S. dollars are converted into U.S. dollars using the average exchange rates in effect during the comparative period, rather than the actual exchange rates in effect during the current period.
Adjusted ARR and Adjusted ARR Growth—We define adjusted ARR and adjusted ARR growth as ARR and ARR growth adjusted for constant currency.

Adjusted Total Revenue and Adjusted Total Revenue Growth—We define adjusted total revenue as total revenue excluding the effect of an additional week in Q4 FY24 and adjusted for constant currency. We calculate the effect of an additional week in Q4 FY24 by multiplying Q4 FY24 revenue by 13/14 to remove the impact of an additional week of revenue recognition because Q4 FY24 was a 14-week fiscal quarter instead of a typical 13-week fiscal quarter. Adjusted total revenue growth is defined as the percentage increase in adjusted total revenue over a given period.
Non-GAAP Gross Profit and Non-GAAP Gross Margin—We define non-GAAP gross profit as gross profit excluding the effect of stock-based compensation expense-related charges included in cost of revenue. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of total revenue. We use non-GAAP gross profit and non-GAAP gross margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin—We define non-GAAP income (loss) from operations, or non-GAAP operating income (loss), as income (loss) from operations excluding the effect of stock-based compensation expense-related charges, lease modification, impairment, and related charges, and legal settlements. Non-GAAP operating margin is defined as non-GAAP operating income (loss) as a percentage of total revenue. We use non-GAAP income (loss) from operations and non-GAAP operating margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP income (loss) from operations and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share—We define non-GAAP net income (loss) as net income (loss) excluding the effect of stock-based compensation expense-related charges, lease modification, impairment, and related charges, and legal settlements. Our non-GAAP net income (loss) per share–basic is calculated by dividing non-GAAP net income (loss) by the weighted-average number of shares of common stock outstanding during the period. Our non-GAAP net income per share–diluted is calculated by giving effect to all potentially dilutive common stock equivalents (stock options, restricted stock units, and shares issued under our 2021 Employee Stock Purchase Plan) to the extent they are dilutive. Non-GAAP net loss per share–diluted is the same as non-GAAP net loss per share–basic as the inclusion of all potential dilutive common stock equivalents would be antidilutive. We use non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Free Cash Flow and Free Cash Flow Margin—We define free cash flow as net cash provided by (used in) operating activities reduced by cash used for purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenue. We believe that free cash flow and free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin—We define adjusted free cash flow as free cash flow excluding the cash impact of non-recurring capital expenditures associated with the build-out of our corporate office facilities in San Francisco, California, net of tenant allowances, and legal settlements. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of total revenue. We believe that adjusted free cash flow and adjusted free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives by excluding the impact of non-recurring events.
Webcast Information and Shareholder Letter
An investor presentation and accompanying shareholder letter is accessible from the Samsara investor relations website at https://investors.samsara.com/. Samsara will host a live webcast to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. The live webcast may be accessed at https://investors.samsara.com/. Following the webcast, a replay will be accessible from the same website.
Investor Contact:
Mike Chang
ir@samsara.com
Media Contact:
Stephanie Burke
media@samsara.com

SAMSARA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	February 1, 2025	February 3, 2024
Assets
Current assets:
Cash and cash equivalents	$227,576	$135,536
Short-term investments	467,222	412,126
Accounts receivable, net	234,016	161,829
Inventories	38,911	22,238
Connected device costs, current	119,323	104,008
Prepaid expenses and other current assets	58,106	51,221
Total current assets	1,145,154	886,958
Restricted cash	18,218	19,202
Long-term investments	282,652	276,166
Property and equipment, net	58,151	54,969
Operating lease right-of-use assets	64,864	81,974
Connected device costs, non-current	242,928	230,782
Deferred commissions	209,341	177,562
Other assets, non-current	2,994	7,232
Total assets	$2,024,302	$1,734,845
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$64,017	$46,281
Accrued expenses and other current liabilities	74,976	61,437
Accrued compensation and benefits	43,443	37,068
Deferred revenue, current	563,254	426,369
Operating lease liabilities, current	15,656	20,661
Total current liabilities	761,346	591,816
Deferred revenue, non-current	122,516	139,117
Operating lease liabilities, non-current	64,622	78,830
Other liabilities, non-current	6,622	9,935
Total liabilities	955,106	819,698
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	12	9
Class B common stock	23	23
Class C common stock	—	—
Additional paid-in capital	2,680,012	2,368,597
Accumulated other comprehensive income (loss)	(846)	1,616
Accumulated deficit	(1,610,005)	(1,455,098)
Total stockholders’ equity	1,069,196	915,147
Total liabilities and stockholders’ equity	$2,024,302	$1,734,845

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Revenue	$346,290	$276,274	$1,249,199	$937,385
Cost of revenue	80,304	69,024	298,321	247,032
Gross profit	265,986	207,250	950,878	690,353
Operating expenses:
Research and development	73,277	73,426	299,716	258,581
Sales and marketing	152,653	133,006	601,648	486,649
General and administrative	57,199	55,155	234,609	195,043
Lease modification, impairment, and related charges	419	—	4,028	4,762
Legal settlement	850	68,665	850	68,665
Total operating expenses	284,398	330,252	1,140,851	1,013,700
Loss from operations	(18,412)	(123,002)	(189,973)	(323,347)
Interest income and other income, net	9,792	11,471	39,559	39,964
Loss before provision for income taxes	(8,620)	(111,531)	(150,414)	(283,383)
Provision for income taxes	2,582	1,840	4,493	3,343
Net loss	$(11,202)	$(113,371)	$(154,907)	$(286,726)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	(732)	562	(2,503)	838
Unrealized gains (losses) on investments, net of tax	(114)	2,493	41	1,430
Other comprehensive income (loss)	(846)	3,055	(2,462)	2,268
Comprehensive loss	$(12,048)	$(110,316)	$(157,369)	$(284,458)
Basic and diluted net loss per share:
Net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.21)	$(0.28)	$(0.54)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	563,692,988	543,250,066	556,317,440	534,878,501

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Operating activities
Net loss	$(11,202)	$(113,371)	$(154,907)	$(286,726)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,804	4,687	20,649	15,526
Stock-based compensation expense	69,018	64,687	277,870	237,082
Net accretion of discounts on investments	(3,122)	(4,161)	(15,295)	(16,888)
Lease modification, impairment, and related charges	(80)	—	3,529	4,762
Non-cash legal settlement	—	8,666	—	8,666
Other non-cash adjustments	(2,226)	2,525	1,766	4,571
Changes in operating assets and liabilities:
Accounts receivable, net	(52,339)	(50,244)	(75,531)	(46,420)
Inventories	(2,235)	4,865	(22,416)	18,332
Prepaid expenses and other current assets	(23,784)	(11,628)	(6,885)	(29,076)
Connected device costs	(12,333)	(20,896)	(27,460)	(57,893)
Deferred commissions	(13,328)	(16,099)	(31,779)	(37,396)
Other assets, non-current	3,616	242	4,438	509
Accounts payable and other liabilities	51,074	26,802	37,283	26,596
Deferred revenue	46,047	61,765	120,283	138,920
Operating lease right-of-use assets and liabilities, net	(51)	282	114	7,620
Net cash provided by (used in) operating activities	53,859	(41,878)	131,659	(11,815)
Investing activities
Purchases of property and equipment	(5,347)	(2,095)	(20,177)	(10,953)
Purchases of investments	(123,392)	(199,145)	(649,478)	(740,546)
Proceeds from sales of investments	—	1,994	1,247	8,168
Proceeds from maturities and redemptions of investments	129,221	156,601	601,987	664,694
Other investing activities	—	—	(200)	(50)
Net cash provided by (used in) investing activities	482	(42,645)	(66,621)	(78,687)
Financing activities
Payment of taxes related to net share settlement of equity awards	—	—	(7)	—
Proceeds from issuance of common stock in connection with equity compensation plans	11,840	9,767	28,799	23,202
Payment of principal on finance leases	(351)	(789)	(1,691)	(2,205)
Net cash provided by financing activities	11,489	8,978	27,101	20,997
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(625)	501	(1,083)	477
Net increase (decrease) in cash, cash equivalents, and restricted cash	65,205	(75,044)	91,056	(69,028)
Cash, cash equivalents, and restricted cash, beginning of period	180,589	229,782	154,738	223,766
Cash, cash equivalents, and restricted cash, end of period	$245,794	$154,738	$245,794	$154,738

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Total revenue and revenue growth reconciliation
GAAP revenue	$346,290	$276,274	$1,249,199	$937,385
Less:
Additional week in Q4 FY24	—	19,734	—	19,734
Add:
Constant currency adjustment	3,355	—	4,259	—
Adjusted revenue (1) (2)	$349,645	$256,540	$1,253,458	$917,651
GAAP revenue growth	25%	48%	33%	44%
Adjusted revenue growth (1) (2)	36%	37%	37%	41%

Gross profit and gross margin reconciliation
GAAP gross profit	$265,986	$207,250	$950,878	$690,353
Add:
Stock-based compensation expense-related charges (3)	3,765	3,418	15,349	12,725
Non-GAAP gross profit	$269,751	$210,668	$966,227	$703,078
GAAP gross margin	77%	75%	76%	74%
Non-GAAP gross margin	78%	76%	77%	75%

Operating income (loss) and operating margin reconciliation
GAAP loss from operations	$(18,412)	$(123,002)	$(189,973)	$(323,347)
Add:
Stock-based compensation expense-related charges (3)	73,068	67,835	298,647	251,190
Lease modification, impairment, and related charges	419	—	4,028	4,762
Legal settlement (5)	850	68,665	850	68,665
Non-GAAP income from operations	$55,925	$13,498	$113,552	$1,270
GAAP operating margin	(5%)	(45%)	(15%)	(34%)
Non-GAAP operating margin	16%	5%	9%	0%

	Three Months Ended		Fiscal Year Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Net income (loss) reconciliation
GAAP net loss	$(11,202)	$(113,371)	$(154,907)	$(286,726)
Add:
Stock-based compensation expense-related charges	73,068	67,835	298,647	251,190
Lease modification, impairment, and related charges	419	—	4,028	4,762
Legal settlement (5)	850	68,665	850	68,665
Non-GAAP net income (6)	$63,135	$23,129	$148,618	$37,891

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Net income (loss) per share, basic and diluted, reconciliation
GAAP net loss per share attributable to common stockholders, basic	$(0.02)	$(0.21)	$(0.28)	$(0.54)
Total impact on net loss per share, basic, from non-GAAP adjustments	0.13	0.25	0.55	0.61
Non-GAAP net income per share attributable to common stockholders, basic	$0.11	$0.04	$0.27	$0.07

GAAP net loss per share attributable to common stockholders, diluted	$(0.02)	$(0.21)	$(0.28)	$(0.54)
Total impact on net loss per share, diluted, from non-GAAP adjustments	0.13	0.25	0.54	0.61
Non-GAAP net income per share attributable to common stockholders, diluted (7)	$0.11	$0.04	$0.26	$0.07

Weighted-average shares used in computing GAAP net loss per share attributable to common stockholders, basic and diluted	563,692,988	543,250,066	556,317,440	534,878,501
Weighted-average shares used in computing non-GAAP net income per share attributable to common stockholders, basic	563,692,988	543,250,066	556,317,440	534,878,501
Weighted-average shares used in computing non-GAAP net income per share attributable to common stockholders, diluted (7)	583,103,329	571,102,601	578,287,245	562,651,874

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Free cash flow, adjusted free cash flow, free cash flow margin, and adjusted free cash flow margin reconciliation
Net cash provided by (used in) operating activities	$53,859	$(41,878)	$131,659	$(11,815)
Purchases of property and equipment	(5,347)	(2,095)	(20,177)	(10,953)
Free cash flow	48,512	(43,973)	111,482	(22,768)
Purchases of property and equipment for build-out of corporate office facilities, net of tenant allowances (8)	—	—	—	(10,179)
Legal settlement (9)	—	60,000	—	60,000
Adjusted free cash flow	$48,512	$16,027	$111,482	$27,053
Net cash provided by (used in) operating activities margin	16%	(15%)	11%	(1%)
Free cash flow margin	14%	(16%)	9%	(2%)
Adjusted free cash flow margin	14%	6%	9%	3%
__________
(1)Q4 FY24 was a 14-week fiscal quarter instead of a typical 13-week fiscal quarter. To enable comparability across periods, adjusted revenue and related growth are calculated by multiplying Q4 FY24 revenue by 13/14 to remove the impact of an additional week of revenue recognition in Q4 FY24.
(2)To facilitate comparability across periods, adjusted revenue and related growth are adjusted for constant currency by excluding effects of foreign currency rate fluctuations.
(3)Stock-based compensation expense-related charges were included in the following line items of our condensed consolidated statements of operations and comprehensive loss as follows:

	Three Months Ended		Fiscal Year Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Cost of revenue	$3,765	$3,418	$15,349	$12,725
Research and development	25,174	26,504	107,250	95,220
Sales and marketing	23,628	19,893	90,471	75,203
General and administrative	20,501	18,020	85,577	68,042
Total stock-based compensation expense-related charges (4)	$73,068	$67,835	$298,647	$251,190
(4)Stock-based compensation expense-related charges included amortization of capitalized stock-based compensation expense of approximately $0.6 million and $2.2 million for the three months and fiscal year ended February 1, 2025, respectively, and approximately $0.4 million and $1.2 million for the three months and fiscal year ended February 3, 2024, respectively, which was initially capitalized as capitalized software. Stock-based compensation expense-related charges also included approximately $3.4 million and $18.6 million of employer taxes on employee equity transactions for the three months and fiscal year ended February 1, 2025, respectively, and approximately $3.1 million and $14.1 million of employer taxes on employee equity transactions for the three months and fiscal year ended February 3, 2024, respectively.
(5)In January 2025, we settled in principle non-recurring litigation and recognized a one-time operating expense charge of $0.9 million for the three months and fiscal year ended February 1, 2025. In January 2024, we settled non-recurring lease-related litigation and recognized a one-time operating expense charge of $68.7 million for the three months and fiscal year ended February 3, 2024. The settlement amount consisted of a $60.0 million cash payment and $8.7 million associated with a previously drawn letter of credit.

(6)There were no material income tax effects on our non-GAAP adjustments for all periods presented.
(7)For each period in which we had non-GAAP net income, diluted non-GAAP net income per share is calculated using weighted-average number of shares of common stock outstanding during the period, adjusted for dilutive potential shares that were assumed outstanding during the period.
(8)In April 2023, we settled a lease dispute which was primarily related to lease incentives associated with leasehold improvements in the form of a tenant allowance and received $11.3 million.
(9)In January 2024, we settled non-recurring lease-related litigation and made a one-time cash payment of $60.0 million.